MFA                                         [LOGO]
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MORTGAGE INVESTMENTS, INC.
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      350 Park Avenue
 NEW YORK, NEW YORK 10022
 TELEPHONE (212) 207-6400

PRESS RELEASE                                           FOR IMMEDIATE RELEASE

February 5, 2004                                        NEW YORK METRO

CONTACT: William Gorin                                  NYSE: MFA
         (212) 207-6400
         www.mfa-reit.com

                         MFA Mortgage Investments, Inc.
              Announces Fourth Quarter Earnings Per Share of $0.25

      MFA Mortgage Investments, Inc. (NYSE:MFA) today reported net income of $15.3 million, or $0.25 per share, for the fourth quarter ended December 31, 2003. For the year ended December 31, 2003, MFA's net income was $57.8 million, or $1.07 per share. Stockholders' equity at year-end 2003 was $485.0 million, or $7.67 per share.

      On January 30, 2004, MFA paid its fourth quarter 2003 dividend of $0.25 per share. Based on MFA's opening share price of $10.21 on February 5, 2004, the fourth quarter dividend of $0.25 per share represented an annualized yield of approximately 9.8%.

      Stewart Zimmerman, MFA's Chairman of the Board, Chief Executive Officer and President, commented on MFA's 2003 results, "MFA's fundamentals remain solid and we are well positioned for 2004. Approximately 99% of our assets consist of mortgage-backed securities ("MBS") issued or guaranteed by an agency of the U.S. government or a federally chartered corporation, other MBS rated "AAA" by Standard & Poor's Corporation, MBS-related receivables and cash. In addition, over 99% of the MBS in MFA's portfolio are adjustable-rate and hybrids, which have an initial fixed interest rate for a specified period of time and, thereafter, generally reset annually. At year-end 2003, 91.7% of the MBS in MFA's portfolio had interest rates which contractually reprice over the next 36 months. We believe that avoiding significant holdings of fixed-rate MBS reduces our exposure to interest rate risk."

      "During the fourth quarter of 2003, the gross yield on MFA's interest-earning assets was approximately 4.12% and the net yield on interest-earning assets was reduced to 2.86%, due primarily to premium amortization. The portfolio spread, which is the difference between MFA's interest-earning asset portfolio net yield of 2.86% and its 1.39% cost of funds, was 1.47% for the fourth quarter. Our assets are primarily indexed to one-year treasury rates and one-year LIBOR and, in the current low interest rate environment, we are pleased with MFA's return on average equity for the fourth quarter of 13.1%."

      Mr. Zimmerman continued, "The prepayment speed on MFA's MBS portfolio averaged 32% Constant Prepayment Rate ("CPR") during the fourth quarter of 2003. As anticipated, the prepayment speed slowed from 41% CPR in the third quarter of 2003 as mortgage rates no longer tested historic lows."

      MFA finances the acquisition of its MBS primarily by borrowing using repurchase agreements. At December 31, 2003, MFA's debt-to-equity ratio was 8.3:1 while its assets-to-equity ratio was approximately 9.4:1. Over time, MFA expects to maintain asset-to-equity ratio of less than 11:1.

      MFA invests in adjustable-rate and hybrid MBS (collectively, "ARM-MBS"). Due to the fact that the assets MFA owns have interest rates that generally reset annually after their initial fixed terms, the coupon received on these assets will adjust over time as interest rates change. In measuring its assets-to-borrowings repricing gap (the "Repricing Gap"), MFA measures the difference between: (a) the weighted-average months until coupon adjustment or prepayment on its ARM-MBS portfolio assuming a CPR of 15%; and (b) the months remaining on its repurchase agreements applying the same CPR assumption. The CPR is applied in order to reflect, to some extent, the prepayment characteristics of interest-earning assets and interest-bearing liabilities. As of December 31, 2003, the weighted-average time to repricing or expected prepayment for MFA's ARM-MBS portfolio was approximately 18 months while the average term remaining on its repurchase agreements was 7 months, resulting in a Repricing Gap of 11 months.

      MFA seeks to generate income from investment in high-quality ARM-MBS and other assets. At December 31, 2003, MFA had total assets of approximately $4.6 billion. As of that date, approximately 99% of these assets consisted of MBS issued or guaranteed by an agency of the U.S. Government, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, other MBS rated "AAA" by Standard & Poor's Corporation, MBS-related receivables and cash.

      Stockholders interested in reinvesting their dividends or purchasing stock directly from MFA may do so through its Discount Waiver, Dividend Reinvestment and Stock Purchase Plan (the "Plan") by contacting Mellon Investor Services, the Plan administrator, at 1-866-249-2610 (toll free). For more information about the Plan, interested stockholders may also go to the website established for the Plan at www.melloninvestor.com or visit MFA's website at www.mfa-reit.com.

      The Company will hold a conference call on Friday, February 6, 2004, at 10:00 a.m. EST. The number to call is (888) 273-9890 in the U.S. and Canada. International callers must dial (612) 332-0923. The replay will be available through Friday, February 13, 2004 at 11:59 p.m. EST, and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code: 720460. There will also be a web cast of the call on MFA's website at www.mfa-reit.com.

      When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions, are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in the prepayment rates on the mortgage loans securing MFA's MBS; changes in interest rates and the market value of MFA's MBS; MFA's ability to use borrowings to finance its assets; changes in government regulations affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

                         MFA Mortgage Investments, Inc.
                           Consolidated Balance Sheets

                                                                        At December 31,
                                                                  ---------------------------
                                                                      2003           2002
                                                                  -----------     -----------
(In Thousands, Except Share and Per Share Amounts)
Assets
  Mortgage-backed securities                                      $ 4,372,718     $ 3,485,319
  Cash and cash equivalents                                           139,707          64,087
  Restricted cash                                                          --              39
  Accrued interest receivable                                          18,809          19,472
  Interest rate cap agreements                                            276           1,108
  Equity interests in real estate investments                           2,802           3,806
  Real estate                                                          21,486          21,986
  Goodwill, net                                                         7,189           7,189
  Receivable under Discount Waiver, Direct Stock Purchase and
     Dividend Reinvestment Plan                                           705              --
  Prepaid and other assets                                              1,238             853
                                                                  -----------     -----------
                                                                  $ 4,564,930     $ 3,603,859
                                                                  ===========     ===========

Liabilities
  Repurchase agreements                                           $ 4,024,376     $ 3,185,910
  Accrued interest payable                                              7,239          14,299
  Mortgages payable on real estate                                     16,161          16,337
  Dividends payable                                                    15,923          14,952
  MBS purchase payable                                                 15,010              --
  Accrued expenses and other liabilities                                1,263           1,161
                                                                  -----------     -----------
                                                                    4,079,972       3,232,659
                                                                  -----------     -----------

Commitments and contingencies                                              --              --

Stockholders' Equity
  Common stock, $.01 par value; 375,000,000 shares authorized;
    63,201,224 and 46,270,855 issued and outstanding for
     2003 and 2002, respectively                                          632             463
  Additional paid-in capital                                          512,199         359,359
  Accumulated deficit                                                 (15,764)        (12,417)
  Accumulated other comprehensive (loss)/income                       (12,109)         23,795
                                                                  -----------     -----------
                                                                      484,958         371,200
                                                                  -----------     -----------
                                                                  $ 4,564,930     $ 3,603,859
                                                                  ===========     ===========

                         MFA Mortgage Investments, Inc.
                        Consolidated Statements of Income

                                                       For the Three Months
                                                               Ended                 For the Year Ended
                                                            December 31,                December 31,
                                                      -----------------------     -----------------------
                                                        2003          2002          2003          2002
                                                      -----------------------     ---------     ---------
(In Thousands, Except per Share Amounts)                    (Unaudited)
Interest and Dividend Income:
Mortgage-backed securities income                     $  30,615     $  32,780     $ 119,612     $ 126,238
Corporate debt securities income                             --            --            --           791
Dividend income                                              --            --            --            39
Interest income on temporary cash investments               283           220           746           926
                                                      ---------     ---------     ---------     ---------
     Total interest and dividend income                  30,898        33,000       120,358       127,994
                                                      ---------     ---------     ---------     ---------

Interest expense on repurchase agreements                13,539        16,931        56,592        63,491
                                                      ---------     ---------     ---------     ---------
     Net interest and dividend income                    17,359        16,069        63,766        64,503
                                                      ---------     ---------     ---------     ---------

Other Income/(Loss):
Income/(loss) from equity interests in real estate          (52)          (59)         (421)           80
Revenue from real estate operations                         719           685         2,663           685
Net gain/(loss) on sale of securities                        --           320          (265)          205
Gain/(loss) on sale of real estate and equity
 investments in real estate                                  (4)           --         1,697            --
Other-than-temporary impairment of debt securities           --            --            --        (3,474)
Other income                                                  2            --             2            --
                                                      ---------     ---------     ---------     ---------
     Total other income/(loss)                              665           946         3,676        (2,504)
                                                      ---------     ---------     ---------     ---------

Operating and Other Expenses:
Compensation and benefits                                 1,565           803         4,447         2,929
Real estate operations expense                              469           185         1,767           185
Mortgage interest on real estate                            301           304         1,102           304
Other general and administrative                            355           683         2,278         2,487
                                                      ---------     ---------     ---------     ---------
     Total operating and other expenses                   2,690         1,975         9,594         5,905
                                                      ---------     ---------     ---------     ---------

     Net income                                       $  15,334     $  15,040     $  57,848     $  56,094
                                                      =========     =========     =========     =========

Income Per Share:

Net income per share - basic                          $     .25     $     .33     $    1.07     $    1.35
Weighted average shares outstanding - basic              61,018        46,270        53,999        41,432

Net income per share - diluted                        $     .25     $     .32     $    1.07     $    1.35
Weighted average shares outstanding - diluted            61,081        46,346        54,061        41,534